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                                                                    Exhibit 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of IFX Corporation (the "Company") of our report dated September 24, 1999, included in the Company's Form 10-K as of and for the fiscals year ended June 30, 1998 and 1997 and to all references to our firm included in this Registration Statement on Form S-8.


                                    /s/ ARTHUR ANDERSEN LLP



Chicago, Illinois
November 24, 1999